047 Putnam Pennsylvania Tax Exempt
11/30/03 Semi-Annual

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

72DD1 (000s omitted)

Class A		3,750
Class B	 	1,201

72DD2 (000s omitted)

Class M		61

73A1

Class A		0.1880
Class B		0.1582

73A2
Class M 	0.1744

74U1 (000s omitted)

Class A		18,324
Class B		6,709

74U2 (000s omitted)

Class M		312

74V1

Class A		9.11
Class B		9.10

74V2

Class M		9.11